Exhibit 10.3
Motorola Solutions Long Range Incentive Plan (LRIP),
as Amended and Restated May 13, 2019
OVERVIEW
The Plan is being implemented pursuant to the terms and conditions of the Omnibus Plan, and as most recently amended and restated shall apply to performance cycles beginning on and after January 1, 2019.
ELIGIBILITY
Effective January 4, 2011, Officers of Motorola Solutions, Inc. (“Motorola Solutions” or the “Company”) shall be eligible to participate in the Plan. The Chief Executive Officer is also eligible to participate as approved by the Compensation Committee. No employee who is not an Officer shall be eligible to participate in the Plan.
PARTICIPATION
Generally, Officers who become eligible to participate during the first three months of a multi-year performance cycle will participate in the full performance cycle. Officers who become eligible to participate after the first three months of a performance cycle will participate in the performance cycle on a pro rata basis, except that Officers who first become eligible to participate during the last three months of a performance cycle will not be eligible to participate in the performance cycle.
Participants who lose their eligibility to participate due to a lapse of status as an Officer after the first three months of a performance cycle will participate in the performance cycle on a pro rata basis if they continue to be employed with the Company through the last day of the performance cycle or if their employment terminates earlier under any of the conditions outlined in this Plan permitting pro rata payments. Participants who lose their eligibility to participate in the first three months of a performance cycle will not be eligible to participate in the performance cycle.
Pro rata awards will be determined on the basis of the number of completed months of employment as an Officer during which the participant is actively working within the performance cycle.
PERFORMANCE CYCLE
The Plan is based upon multi-year performance cycles selected by the Compensation Committee.

PERFORMANCE CRITERIA
Performance criteria for each cycle will be determined by the Compensation Committee based on one or more of the Performance Criteria set forth in Section 14 of the Omnibus Plan.
Performance criteria may apply to performance in each year in the performance cycle, to cumulative performance during multiple years in the performance cycle or the entire performance cycle, or a combination of any of the foregoing.
PARTICIPANTS’ TARGET & MAXIMUM AWARD
A participant’s target award is established at the commencement of a performance cycle. Target awards for all Officers who are not Covered Employees or Covered Persons or Officers designated as members of the Executive Committee shall be determined by the LRIP Committee.
A participant’s maximum earned award will be determined by the Compensation Committee, but in no event will it exceed two and one half times his/her target award.
The Compensation Committee specifically reserves to itself the authority to set the target and maximum awards for all Covered Employees, Covered Persons and all members of the Executive Committee.
AWARD AND PAYOUT PROCESS

•	All awards will be made as follows:

•	Any award(s) made to the Chief Executive Officer of the Company under the LRIP shall be made in the form of a stock-settled equity-based award granted under the Omnibus Plan;

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Any award(s) made to any member of the Executive Committee under the LRIP shall be in the form(s) of a stock-settled equity-based award and/or an award hereunder payable in cash, with such allocation as determined by the Compensation Committee in its discretion;

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All equity-based awards granted under the LRIP shall exclusively be governed by the terms of the applicable award agreement and the Omnibus Plan and shall only be subject to the terms of the LRIP to the extent specifically referenced in such award agreement; and

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Any award(s) earned by all other LRIP participants (other than the Chief Executive Officer of the Company and the members of the Executive Committee) shall be paid in cash or Company stock, as determined by the Compensation Committee in its discretion. To the extent such awards are paid in Company stock, the number of shares of stock earned by a participant shall be determined by dividing the amount of the award earned during the performance cycle by the Certification Date Value. The shares will be issued under, and subject to the limitations of, the Omnibus Plan or such other shareholder-approved Company equity-based incentive plan as designated by the Compensation Committee.

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The Compensation Committee may reduce the amount of the payment to be made pursuant to this Plan to any participant who is or may be a Covered Employee at any time prior to payment as a result of the participant’s performance during the performance cycle. The Chief Executive Officer may adjust the amount of the payment to be made pursuant to this Plan to any participant at any time prior to payment as a result of the participant’s performance during the performance cycle; provided, however, that no upward adjustment may result in a payment to the participant in excess of the participant’s maximum award under the Plan. Any adjustment to a payment to a member of the Executive Committee, a Covered Employee or a Covered Person will be subject to the approval of the Compensation Committee.

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If management or the Compensation Committee determines, in their sole discretion, prior to the payment of an award, that a participant has engaged in Serious Misconduct or has violated any agreement or restrictive covenants between the participant and the Company related to protection of the Company’s trade secrets and/or confidential and proprietary information, the participant will forfeit any unpaid award, in addition to being subject to other remedies that may be available to the Company.

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The Company shall have the right to satisfy all federal, state and/or local withholding tax requirements with respect to the award earned by reducing either: (1) the cash paid (in the event of a cash payment) by the amount of withholding required or (2) the number of earned shares (in the event of a stock payment) by the number of shares determined by dividing the amount of withholding required by the Certification Date Value.

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Payments will be made during the calendar year immediately following the last calendar year in the performance cycle (unless a participant makes an irrevocable election under any deferred compensation arrangement subject to Section 409A of the Internal Revenue Code of 1986, as amended, to defer payment of a portion of the participant’s award, in which case such payment, if any, shall be made in accordance with such election). A participant has no right to any award until that award is paid.

SITUATIONS AFFECTING THE PLAN
Change in Employment

•	Generally, a participant will be eligible for payment of an earned award only if employment continues through the last day of the performance cycle.

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Because employee retention is an important objective of this Plan and awards do not bear a precise relationship to time worked within the calendar year or length of service with the Company, participants who separate from employment prior to the end of the performance cycle (except as expressly provided in this Plan) shall not receive any award attributable to that performance cycle.

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In the event a participant’s employment terminates due to the participant’s death or Total and Permanent Disability, the participant shall receive the target award attributable to a performance cycle, which shall be paid at the time of the termination.

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Pro rata awards may be possible, depending upon the type of employment termination or change in status. In the event a participant: (i) remains on payroll as an active employee at the end of a performance cycle, but is not actively working, whether or not on a Leave of Absence, (ii) Retires, or, (iii) in the final year of a performance cycle, a Divestiture occurs or the participant is involuntarily terminated for a reason other than Serious Misconduct prior to the end of the performance cycle while actively employed or on a Leave of Absence, the participant will be entitled to a pro rata award based on the number of completed months of employment within the performance cycle in which the participant was actively working as an Officer, provided that the participant is otherwise eligible for an award.

•	The table below summarizes the treatment of awards in the event a participant separates employment before the end of a performance cycle:

If employment terminates due to…	The earned award will be…
Death	Accelerated
Total and Permanent Disability	Accelerated
Retirement (in all countries other than member states or acceding countries of the European Union)	Pro rated
Involuntary Termination of Employment for a Reason Other than Serious Misconduct in the final year of the performance cycle	Pro rated
Divestiture in the final year of the performance cycle	Pro rated
Termination of Employment For Any Other Reason than Described Above (including but not limited to voluntary resignation)	Forfeited

A pro rated payout will be based on final performance results and paid in the same manner and at the same time as other awards, as described above in “Payout Process,” to the extent that such payment complies with Section 409A of the Internal Revenue Code of 1986, as amended.

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In the event a participant (other than a Covered Employee) is reclassified from a higher Officer level to a lower Officer level or vice versa (e.g., from Executive Vice President to either Senior Vice President or Corporate Vice President or from Corporate Vice President to Senior or Executive Vice President), the participant’s target award will be recalculated to reflect: (a) the lower target award level for the actual number of months completed within the performance cycle while employed in the lower Officer level and (b) the higher target award for the actual number of remaining months within the performance cycle while employed in the higher Officer level.
Change in Control
If the Company undergoes a Change in Control as defined in the Omnibus Plan, the treatment of outstanding awards under this Plan shall be determined by the terms of the Omnibus Plan in effect at the time of the commencement of the performance cycle; provided, however, that payment will be made in the manner set forth under “Payout Process” unless payment under the Omnibus Plan is due upon a Change in Control and such Change in Control would be a permissible distribution event, as defined in Section 409A(a)(2) of the Internal Revenue Code of 1986, as amended, in which case payment shall be made at the time and in the manner required by Section 409A of the Internal Revenue Code of 1986, as amended.
RESERVATION AND RETENTION OF COMPANY RIGHTS

•	The selection of any Officer for participation in the Plan will not give that participant any right to be retained in the employ of the Company.

•	The Compensation Committee’s decision to make an award in no way implies that similar awards may be granted in the future.

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Anyone claiming a benefit under the Plan will not have any right to or interest in any awards unless and until all terms, conditions, and provisions of the Plan that affect that person have been fulfilled as specified herein.

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No Officer will at any time have a right to be selected for participation in a future performance period for any fiscal year, despite having been selected for participation in a previous performance period.

ADMINISTRATION
Except as otherwise provided herein, it is expressly understood that the Compensation Committee has the discretionary authority to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan, all of which will be binding upon the participant.
GENERAL PROVISIONS

•	Award opportunities may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

•	To the extent permitted by law, amounts paid under the Plan will not be considered to be compensation for purposes of any other compensation or benefit plan or program maintained by the Company.

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All obligations of the Company under the Plan with respect to payout of awards, and the corresponding rights granted thereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition of all or substantially all of the business and/or assets of the Company.

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All awards to Covered Persons are subject to the terms and conditions of the Recoupment Policy, as it may be amended from time to time, including as it may be amended to comply with Section 10D of the Exchange Act, the “Recoupment Policy”). The Recoupment Policy provides that, in the event of certain accounting restatements (a “Policy Restatement”), the Company’s independent directors may require, among other things, reimbursement of all or a portion of the gross amount of any bonus or incentive compensation paid to the Covered Person hereunder on or after January 1, 2008, if and to the extent the conditions set forth in the Recoupment Policy apply. Any determinations made by the independent directors in accordance with the Recoupment Policy shall be binding upon the Covered Person. The Recoupment Policy is in addition to any other remedies which may be otherwise available to the Company at law, in equity or under contract, or otherwise required by law, including under Section 10D of the Exchange Act.

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In the event that any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

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No participant or beneficiary will have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

•	This Plan constitutes a legal document which governs all matters involved with its interpretation and administration and supersedes any writing or representation inconsistent with its terms.
DEFINITIONS
Certification Date Value: the closing price of one share of Company common stock on the New York Stock Exchange on the date on which the Compensation Committee certifies the amount of the award earned.
Company: Motorola Solutions, Inc. and its Subsidiaries.
Compensation Committee: the Compensation and Leadership Committee of the Board of Directors.
Covered Employee: a covered employee within the meaning of Section 162(m)(3) of the Internal Revenue Code.

Covered Person(s): officer(s) (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934) of the Company.
Divestiture: the sale, lease, outsourcing arrangement, spin-off, or similar transaction wherein a Subsidiary is sold or whose shares are distributed to the Motorola Solutions stockholders, or any other type of asset transfer or transfer of any portion of a facility or any portion of a discrete organizational unit of Company or a Subsidiary.
Executive Committee: the group of Officers that report to the Chief Executive Officer, and referred to as management’s Executive Committee.
Leave of Absence: an approved leave of absence.
LRIP Committee: the committee to which the Compensation Committee may delegate certain powers and duties as described above. Unless otherwise determined, the LRIP Committee will consist of the Senior Human Resources Officer, a senior Compensation Officer and a senior Finance Officer. The LRIP Committee may establish self-governance procedures such as by‑laws, and shall keep minutes regarding all actions taken by the LRIP Committee.
Omnibus Plan: the Motorola Solutions Omnibus Incentive Plan of 2006, as Amended and Restated January 4, 2011, or any subsequent amendment and restatement or any successor plan.
Officers: Corporate, Senior and Executive Vice Presidents, Chief Operating Officer, and Chief Executive Officer of the Company.
Plan: the Motorola Solutions, Inc. Long Range Incentive Plan (LRIP).
Policy Restatement: a restatement of the Company’s financial results.
Recoupment Policy: the Company’s “Policy Regarding Recoupment of Incentive Payments upon Financial Restatement”, as it may be amended from time to time.
Retire or Retirement: shall only apply in countries other than member states or acceding countries of the European Union and shall mean voluntary or involuntary termination from Motorola Solutions or a Subsidiary (other than a termination because of Serious Misconduct) as follows:

(i)	at or after age 55 with 10 years of service;

(ii)	at or after age 60 with 5 years of service;

(iii)	at or after age 65, without regard to years of service; or

(iv)	with any other combination of age and service, at the discretion of the Compensation Committee.
Years of service will be based on the participant’s Continuous Service Date.

Continuous Service Date: accumulated years and months of service with the Company, including time worked before a prior separation from employment that was less than five years in duration.
Subsidiary: an entity of which Motorola Solutions, Inc. owns directly or indirectly at least 50% and that Motorola Solutions consolidates for financial reporting purposes.
Serious Misconduct: any misconduct that is a ground for termination under the Motorola Solutions Code of Business Conduct, human resources policies, or other written policies or procedures.
Total and Permanent Disability: for U.S. employees, entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan; for non-U.S. employees, as established by applicable Motorola Solutions policy or as required by local regulations.
If a term is used but not defined, it has the meaning given such term in the Omnibus Plan.
AMENDMENT, MODIFICATION, AND TERMINATION
Except as expressly provided by law, this Plan is provided at the Company’s sole discretion and the Compensation Committee may modify or terminate it at any time, prospectively or retroactively, without notice or obligation for any reason; provided, however, that no such action may adversely affect a participant’s rights under the Plan subsequent to such time as negotiations or discussions which ultimately lead to a Change in Control have commenced. In addition, there is no obligation to extend the Plan or establish a replacement plan or performance cycle(s) in subsequent years.
APPLICABLE LAW
To the extent not preempted by federal law, or otherwise provided by local law, the Plan will be construed in accordance with, and governed by, the laws of the state of Illinois without regard to any state’s conflicts of laws principles. Any legal action related to this Plan shall be brought only in a federal or state court located in Illinois.